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                                                                  Exhibit 4. 8.1


SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 4.8
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Facility Lease Agreement (T2), dated as of August 17, 2000, by and between
Joliet Trust II, as Owner Lessor, and Midwest Generation, LLC, as Facility
Lessee.